EXHIBIT 99.1

[TRAVEL SERVICES LOGO]


AT THE COMPANY             AT THE FINANCIAL RELATIONS BOARD
--------------             -----------------------------------------------------
JILL M. VALES              JOE CALABRESE     CHRISTINA HOWARD     MARTIN GITLIN
CHIEF FINANCIAL OFFICER    (GENERAL INFO.)   (ANALYST INFO.)      (MEDIA INFO.)
(561) 266-0860             (212) 661-8030    (212) 661-8030       (212) 661-8030

FOR IMMEDIATE RELEASE
APRIL 15, 1999

                               THE TRAVEL COMPANY
                   ANNOUNCES THAT FIRST QUARTER 1999 EARNINGS
                      WILL NOT MEET ANALYSTS' EXPECTATIONS

DELRAY BEACH, FL., APRIL 15, 1999- Travel Services International, Inc., dba The Travel Company (Nasdaq: TRVL), a leading specialized distributor of leisure travel services, announced today that the Company's earnings for the first quarter of 1999 will be less than analysts' expectations.

Expected net revenues and earnings were negatively impacted by performance in the cruise reporting segment. The Company, based in part on the significant internal growth experienced in the cruise reporting segment in 1998, substantially increased the number of sales personnel during the fourth quarter of 1998 and the first quarter of 1999 at its cruise call centers in anticipation of significant increases in sales volume. Commencing in February 1999, the Company began to refine its tactical marketing initiatives implemented earlier in the year and to focus on enhancing the selling skills of newer cruise sales agents to improve call to booking conversion rates. However, certain of the marketing initiatives, including marketing cruise vacations under the new trade name "The Travel Company", have thus far not been as successful as earlier anticipated. Although cruise transaction volume increased over the prior year, a lower than expected increase in sales volume, coupled with greater than expected net marketing expenses, have contributed to a decline in gross profit margins and earnings in the cruise reporting segment in the first quarter of 1999. As a result, the Company believes diluted earnings per share for the first quarter of 1999 will be in the range of $0.05 to $0.07.

The Company believes operating results in the first quarter of 1999 in its outbound, lodging and other reporting segments, as well as the level of unallocated corporate expenses, will be in line with or better than expectations.

Joseph Vittoria, the Company's Chairman and Chief Executive Officer, commented:
"We are very disappointed with the performance of the cruise segment of our business so far this year. Our expanded marketing initiatives in the cruise segment, including the Vacation Directory mailed in mid March, have not yielded the results anticipated. We are committed to the improvement of our strategic and tactical cruise marketing plan and are evaluating a variety of operational and other changes and initiatives for the Company. That said, the Company's business is sound. It continues to grow and operate profitability and has adequate capital resources to expand and develop. We continue to believe that our significant investments in developing successful brands and leveraging technology will result in the realization of benefits in 1999 and beyond."

The Company is currently assessing the potential impact of these and other matters on operating results for the remainder of 1999 and expects to make some public comment in this regard at or prior to the time it releases first quarter 1999 earnings. At that time the Company also expects to schedule a conference call with equity analysts covering the Company and institutional investors.

The Travel Company is a leading specialized distributor of travel products including cruise vacations, vacation packages, domestic and international airline tickets and European auto rentals, and is a leading provider of travel services such as electronic hotel reservation services, specialized hotel programs and services and incentive travel programs. The Company provides its services to both travel agents and travelers, offering a unique combination of specialized expertise, the ability to compare options from multiple travel providers and competitive prices.

                                      # # #

STATEMENTS CONTAINED IN THIS PRESS RELEASE REGARDING FUTURE FINANCIAL AND OPERATING PERFORMANCE AND RESULTS, SALES, REVENUE, INDIVIDUAL REPORTING SEGMENTS, MARKETING PLANS AND INITIATIVES, ACQUISITIONS, OPERATIONAL INITIATIVES, TECHNOLOGY, THE ECONOMY AND OTHER STATEMENTS THAT ARE NOT HISTORICAL FACTS ARE FORWARD LOOKING STATEMENTS. PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS, AND ACTUAL RESULTS COULD DIFFER SIGNIFICANTLY FROM ANY RESULTS ANTICIPATED IN ANY FORWARD LOOKING STATEMENT. THE FORWARD LOOKING STATEMENTS ARE SUBJECT TO NUMEROUS RISKS AND UNCERTAINTIES, INCLUDING BUT NOT LIMITED TO THE RISKS ASSOCIATED WITH: SUCCESSFUL DEPLOYMENT AND INTEGRATION OF SYSTEMS, FACTORS AFFECTING INTERNAL GROWTH AND MANAGEMENT OF GROWTH, THE COMPANY'S ACQUISITION STRATEGY AND AVAILABILITY OF ADEQUATE FINANCING, THE COMPANY'S ABILITY TO IMPLEMENT ITS STRATEGIC TECHNOLOGY, MARKETING AND OPERATIONAL INITIATIVES, DEPENDENCE ON TECHNOLOGY AND TRAVEL PROVIDERS, THE TRAVEL INDUSTRY, THE COST AND AVAILABILITY OF ADVERTISING, SEASONALITY, QUARTERLY FLUCTUATIONS AND GENERAL ECONOMIC CONDITIONS, AND OTHER FACTORS, INCLUDING THOSE DISCUSSED IN THE COMPANY'S FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 1998.